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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 1999 relating to the financial statements which appear in The Holmes Group, Inc.'s (formerly Holmes Products Corp.) Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1998 listed under Item 14(a) of The Holmes Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this Financial Statement Schedule. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
January 10, 2000